EXHIBIT 10.1

AMENDMENT NO. 2

TO THE

RESTATED AND AMENDED EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Restated and Amended Agreement is made as of August 4, 2004 by Leggett & Platt, Incorporated (the “Company”) and Felix E. Wright (the “Executive”).

RECITALS

The Company and the Executive entered into a Restated and Amended Employment Agreement as of March 1, 1999, which was amended as of October 1, 2002 (collectively, the “Employment Agreement”). The Company and the Executive now desire to amend the Employment Agreement as set out below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the Company and the Executive agree as follows:

1. Section 1 (Employment) of the Employment Agreement, first paragraph, is hereby amended to read in its entirety as follows:

1.	Employment

The Company hereby reaffirms its employment of the Executive as its Chairman of the Board and Chief Executive Officer, and the Executive hereby confirms his employment in that capacity. Beginning immediately after the 2006 Annual Meeting of Shareholders, the Executive shall no longer be the Chief Executive Officer of the Company, but shall remain as Chairman of the Board (if so elected by the Board), Chairman of the Executive Committee (if so elected by the Board) and an employee of the Company.

2. Section 2.1 (Term) of the Employment Agreement is hereby amended to read in its entirety as follows:

2.	Term

The term of this Employment Agreement commenced on May 1, 1981 and shall end immediately after the 2006 Annual Meeting of Shareholders, unless terminated earlier in accordance with the provisions of this Agreement. Upon mutual agreement between the Executive and the Company, the term of this Agreement may be extended for an additional one-year period after the 2006 Annual Meeting.

IN WITNESS WHEREOF, the Company and the Executive have signed this Amendment No. 2 as of the date first above written.

Executive	Leggett & Platt, Incorporated

/s/ Felix E. Wright	By:	/s/ Ernest C. Jett
	Name:	Ernest C. Jett
	Title:	Vice President, General Counsel and Secretary

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